Exhibit (a)(1)(A)

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

OFFER TO PURCHASE FOR CASH
UP TO 248,117.450 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE PER SHARE OF COMMON STOCK EQUAL TO
ITS NET ASSET VALUE PER SHARE OF THE APPLICABLE CLASS OF SHARES AS OF SEPTEMBER 30, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 2026, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

Star Mountain Lower Middle-Market Capital Corp., an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company,” “we” or “us”), is offering to purchase for cash on the terms and conditions set out in this Offer to Purchase, dated August 31, 2026 (the “Offer to Purchase”), and the related Notice of Intent to Tender (the “Notice of Intent,” and together with the Offer to Purchase, as each may be amended or supplemented from time to time, the “Offer”) up to 248,117.450 of its shares of common stock, par value $0.001 per share, including Class D shares of common stock (the “Class D Shares”), Class S shares of common stock (the “Class S Shares”), Class I shares of common stock (the “Class I Shares”) and Class SP shares of common stock (the “Class SP Shares”, and together with Class D Shares, Class S Shares and Class I Shares, the “Shares”), at a price per Share equal to its net asset value per Share as of September 30, 2026. As of the close of business on June 30, 2026, there were 5,273,673.969 Class I Shares outstanding with a net asset value per Share of $23.34, 4,651,024.007 Class SP Shares outstanding with a net asset value per Share of $23.34 and no Class D Shares or Class S Shares outstanding.

The Company cannot give any assurance that net asset value per Share as of September 30, 2026 will not differ (perhaps significantly) from the net asset value per Share as of June 30, 2026.

The Offer will expire at 11:59 p.m., New York City time, on the Expiration Date. To tender your Shares you must follow the procedures described in the Offer to Purchase, the Notice of Intent and the other documents related to the Offer.

The Company is offering to purchase up to 2.5% of the number of Shares outstanding as of June 30, 2026, which is 9,924,697.976 Shares (the “Quarterly Tender Cap”). The Company is not required to purchase any tendered Shares in excess of the Quarterly Tender Cap. This Offer is being made to all stockholders of the Company and is not conditioned on any minimum amount of Shares being tendered, but is subject to certain conditions described below. Shares are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the stockholders’ subscription agreements with the Company. For further information on the Quarterly Tender Cap, see Sections 1 and 2.

The Company is continuously offering Shares pursuant to commitments from stockholders (“Capital Commitments”). Stockholders that elect to tender all of their Shares in the Offer by submitting a Notice of Intent electronically via the Company’s investor portal will be electing a liquidity option and would not receive future capital calls, other than to the extent required by a subscription lender in connection with the Company’s outstanding obligations under a credit facility. If all Shares are accepted, the parties tendering the Shares will no longer be stockholders in the Company. Participation in the Offer by a stockholder that entered into a Capital Commitment and that does not elect to tender all of their Shares in the Offer will have no effect on such stockholder’s Capital Commitment.

Subject to the applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, subject to the restrictions below, (b) to increase or decrease the value of Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement, which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) promulgated under the Exchange Act. See Sections 1, 3, 4 and 14.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

We expect to use available cash and/or may use borrowings under the Company’s revolving credit facilities to fund any purchases of Shares in the Offer and to pay all related fees and expenses. See Section 8.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE COMPANY’S INVESTMENT ADVISOR (“STAR MOUNTAIN FUND MANAGEMENT, LLC” OR THE “ADVISOR,” AND COLLECTIVELY WITH ITS AFFILIATES AND THE COMPANY, “STAR MOUNTAIN”) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR FINANCIAL ADVISOR AND/OR TAX ADVISOR.

IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13), THE SALE OF YOUR TENDERED SHARES PURSUANT TO THE OFFER WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF OUR CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT REPORTED BY US AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13), WE WILL WITHHOLD ON THE CASH PAYMENT IN RESPECT OF THE PROMISSORY NOTE RECEIVED FOR YOUR TENDERED SHARES. SEE SECTION 13. WE URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU TENDERING YOUR SHARES.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Please submit all Notices of Intent and Notices of Withdrawal and other communications to the Company via the Company’s investor portal at https://apps.intralinks.com/. Questions and requests for assistance by stockholders may be directed to the Company at the address listed below, or to your financial advisor.

Star Mountain Lower Middle-Market Capital Corp.
140 E. 45th Street
New York, NY 10017
Phone: (646) 787-0300
Email: investors@starmountaincapital.com.

PLEASE DISCUSS THIS OFFER TO PURCHASE WITH YOUR FINANCIAL ADVISOR PRIOR TO MAKING AN INVESTMENT DECISION.

OFFER TO PURCHASE DATED AUGUST 31, 2026

IMPORTANT

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS AFFILIATES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE NOTICE OF INTENT. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, THE ADVISOR, OR ANY OF OUR OR THEIR RESPECTIVE AFFILIATES.

THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

If you want to tender any portion of your Shares, you must log into the Company’s investor portal, https://apps.intralinks.com/, and complete, sign, and electronically submit the Notice of Intent according to its instructions, together with any other documents required by the Notice of Intent, prior to 11:59 p.m. New York City time on the Expiration Date.

Stockholders properly tendering Shares can reasonably expect to have at least a portion of such Shares purchased if any Shares are purchased pursuant to the Offer (subject to the provisions relating to cutbacks).

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase (as defined below), but you should realize that it does not describe all of the details of the Offer (as defined below) to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Notice of Intent (as defined below) and the other documents related to the Offer. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my Shares?

Star Mountain Lower Middle-Market Capital Corp., which we refer to as the “Company,” “we” or “us.”

What will be the purchase price for the Shares and what will be the form of payment?

We are offering to purchase for cash up to 248,117.450 of our shares of common stock, par value $0.001 per share, including Class D shares of common stock (the “Class D Shares”), Class S shares of common stock (the “Class S Shares”), Class I shares of common stock (the “Class I Shares”) and Class SP shares of common stock (the “Class SP Shares”, and together with Class D Shares, Class S Shares and Class I Shares, the “Shares”), pursuant to tenders at a price per Share equal to our net asset value per share of the applicable class of Shares as of September 30, 2026 (the “Purchase Price,” and such date, as it may be extended, the “Valuation Date”), upon the terms and subject to the conditions described in this Offer to Purchase, dated August 31, 2026 (this “Offer to Purchase”) and the related Notice of Intent to Tender (the “Notice of Intent,” which together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the “Offer”). The Offer, which begins on August 31, 2026, will remain open until 11:59 p.m., Eastern Time, on September 30, 2026 unless extended (the “Expiration Date”). The Company reserves the right to adjust the Valuation Date to correspond to any extension of the Offer.

If you tender Shares and we purchase those Shares, we will issue you a non-interest bearing, non-transferable promissory note (a “Note”) entitling you to an amount in cash equal to the number of your Shares accepted for purchase multiplied by the Purchase Price, deliverable promptly after the Expiration Date. The Note will be held for you in an account with the Company. If you wish to receive a copy of your Note, you may contact the Company at (646) 787-0300 or investors@starmountaincapital.com, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m., New York time, to request that a copy be sent to you by mail.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder.

How many Shares is the Company offering to purchase?

We are offering to purchase, at the Purchase Price, up to 2.5% of the number of Shares outstanding as of June 30, 2026 (the “Quarterly Tender Cap”). The Company is not required to purchase any tendered Shares in excess of the Quarterly Tender Cap and, therefore, the Company is not required to purchase, and will not purchase, any tendered Shares to the extent those Shares are, in the aggregate, in excess of 248,117.450 Shares.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

How was the Purchase Price under the Offer determined?

We determined the Purchase Price under the Offer based on consultations among our management, our investment professionals and our Board of Directors. Based on such consultations, we concluded that the Purchase Price, which will be the Company’s net asset value per share of the applicable class of Shares as of September 30, 2026 as determined by our Board of Directors, will be representative of the per share value of the Shares and within the range at which (a) our stockholders might sell their Shares to us and (b) we can prudently effect purchases for the benefit of the Company. The actual value of our Shares may be lower or higher than the Purchase Price.

How will the Company pay for the Shares?

For each stockholder who tenders Shares that are accepted for purchase, payment of the Purchase Price will consist of a Note entitling the stockholder to receive a cash payment in an amount per Share equal to the net asset value of such Shares, determined as of September 30, 2026. Payment of this amount will be made to you within 60 days after the Expiration Date.

We will pay for your properly tendered and not properly withdrawn Shares by delivering a Note. In all cases, delivery of a Note for properly tendered Shares will be made only after timely receipt by an authorized Star Mountain representative of a properly completed and duly executed Notice of Intent, and other documents required by the Notice of Intent. See Sections 3 and 5.

The Note pursuant to which a tendering stockholder will receive payment with respect to purchased Shares will be held for the tendering stockholder in an account created for the stockholder with the Company. Any subsequent payment on the Note will be made to the account specified in the stockholder’s Notice of Intent to Tender.

We reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. See Sections 1, 3 and 4.

We expect to fund the principal amount of the Note in respect of any purchases of Shares pursuant to the Offer, including related fees and expenses, from available cash and/or borrowings under our revolving credit facility. The Offer is not conditioned upon the receipt of financing. See Section 8.

How long do I have to tender my Shares?

You may tender your Shares until the Offer expires at 11:59 p.m., New York City time, on the Expiration Date, unless the Offer is extended or withdrawn. See Sections 1 and 3.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any Shares that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Sections 6 and 14.

How will I be notified if the Offer is extended, amended or terminated?

If the Offer is extended, we will issue a press release or other public announcement announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will announce any other amendment to or termination of the Offer by promptly issuing a press release or other public announcement announcing the amendment or termination. See Section 14.

What is the purpose of the Offer?

The Company believes that the Offer represents an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their Shares. The Offer also provides stockholders with an opportunity to obtain liquidity with respect to their Shares. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in the Company and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares. See Section 2.

If I participate in the Offer, will my outstanding capital commitments be affected?

The Company is continuously offering Shares pursuant to commitments from stockholders (“Capital Commitments”). Stockholders that elect to tender all of their Shares in the Offer by submitting a Notice of Intent electronically via the Company’s investor portal will be electing a liquidity option and would not receive future capital calls, other than to the extent required by a subscription lender in connection with the Company’s outstanding obligations under a credit facility. If all Shares are accepted, the parties tendering the Shares will no longer be stockholders in the Company. Participation in the Offer by a stockholder that entered into a Capital Commitment and that does not elect to tender all of their Shares in the Offer will have no effect on such stockholder’s Capital Commitment.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. If any tendered Shares are not purchased for any reason, the Notice of Intent with respect to such Shares not purchased will be of no force or effect. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

What are the conditions to the Offer?

Our obligation to accept for payment and pay for Shares tendered in the Offer depends upon a number of conditions that must be satisfied or waived (to the extent permitted by law) on or prior to the Expiration Date, including that:

•
no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (a) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer, (b) seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares, (c) otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, financial condition, operations, results of operations or prospects of us or any of our affiliates, or (d) otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our affiliates or the value of our Shares;
•
our acceptance for payment, purchase or payment for any Shares tendered in the Offer shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;
•
no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (a) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Shares thereunder and which has not been obtained or taken, as applicable, (b) is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer, (c) materially impairs, in our reasonable judgment, the contemplated benefits to us of the Offer, (d) seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, the right to vote their Shares on all matters validly presented to our stockholders, or (e) otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of us or any of our affiliates;
•
no general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;
•
no commencement or escalation, on or after August 31, 2026 of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any other jurisdiction in which the Company or any of its affiliates maintains an office or conducts business (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;
•
no change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;
•
no change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the Company on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;
•
no decrease or increase of more than 10% in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Wells Fargo Business Development Company Index measured from the close of trading on August 31, 2026 shall have occurred;

•
no tender or exchange offer for any or all of the outstanding Shares, or any merger, acquisition, business combination or other similar transaction with or involving the Company, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, in each case, other than the Offer or otherwise described herein;
•
we shall not have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or person (a) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before August 31, 2026), (b) who has filed a Schedule 13D or Schedule 13G with the SEC on or before August 31, 2026, has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Shares or (c) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our affiliates or any of our or any of our affiliates’ assets or securities;
•
no approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment; or
•
we do not determine, in our reasonable judgment, that the consummation of the Offer or the purchase of Shares from any stockholder could jeopardize our qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes.

The Offer is subject to these conditions, all of which are also described in Section 6. Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered.

How do I tender my Shares?

If you want to tender all or any portion of your Shares, you must log into the Company’s investor portal, https://apps.intralinks.com/, and complete, sign, and electronically submit the Notice of Intent according to its instructions, together with any other documents required by the Notice of Intent, prior to 11:59 p.m. New York City time on the Expiration Date. See Section 3.

We recommend that you consult your financial advisor to determine the status of your account and the best way to tender your Shares. If you have any questions related to the status of the Shares in your registered account, or need to confirm the number of Shares held in your registered account, please contact an authorized Star Mountain representative. If you have any questions related to how that status impacts how you may tender your Shares, please contact the Company by email at investors@starmountaincapital.com or by phone at (646) 787-0300. See Section 3 and the instructions to the Notice of Intent.

The method of submission of all documents, including the Notice of Intent and any other required documents, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Company. In all cases, sufficient time should be allowed to ensure timely submission.

IF YOU WANT TO TENDER ANY PORTION OF YOUR SHARES, YOU MUST SUBMIT THE NOTICE OF INTENT AND OTHER REQUIRED DOCUMENTS VIA THE COMPANY’S INVESTOR PORTAL. ANY DOCUMENTS DELIVERED TO ANY OTHER PERSON WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Has the Board of Directors or the Company adopted a position on the Offer?

In considering the Offer, our Board of Directors reviewed, with the assistance of the Company’s investment advisor (“Star Mountain Fund Management, LLC” or the “Advisor,” and collectively with its affiliates and the Company, “Star Mountain”), the Company’s results of operations, financial position and capital requirements, general business conditions, legal, regulatory and contractual constraints and restrictions and other factors our Board of Directors deemed relevant. Following such review, our Board of Directors determined that the Offer is a prudent use of the Company’s financial resources and authorized the Offer. However, none of the Company, any member of our Board of Directors, Star Mountain Fund Management, LLC, or any of their respective affiliates has made, or is making, any recommendation to you as to whether you should tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and how many Shares to tender. In doing so, you should read carefully the information in or incorporated by reference in this Offer to Purchase and the Notice of Intent, including the purposes and effects of the Offer. You are urged to discuss your decision with your financial advisor and/or tax advisor. See Section 2.

What happens if the number of Shares tendered in the Offer exceeds the Quarterly Tender Cap?

The Company is not required to purchase Shares in excess of the Quarterly Tender Cap. If stockholders attempt to tender in excess of the Quarterly Tender Cap, the Company will either (a) purchase Shares from all stockholders who properly tender Shares, on a pro rata basis, until it has purchased Shares resulting in an aggregate of 2.5% of the number of Shares outstanding as of June 30, 2026 or (b) extend the Expiration Date and increase the maximum amount of Shares that it is offering to purchase in the Offer. See Sections 1, 3, 4 and 5. In accordance with rules promulgated by the SEC, the Company may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer.

As a result of the Quarterly Tender Cap, the Company will not be required to purchase an aggregate number of Shares in the Offer in excess of 248,117.450 Shares.

Because of the cutback provisions described above, it is possible that we will not purchase all of the Shares that you tender.

Once I have tendered Shares in the Offer, can I withdraw my tender?

Yes. You may withdraw your tendered Shares at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time at or after 12:01 a.m., New York City time, on October 28, 2026. See Section 4.

How do I withdraw Shares previously tendered?

To properly withdraw your previously tendered Shares, you must log into the Company’s investor portal, https://apps.intralinks.com/, and electronically submit, prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”) attached as Exhibit (a)(1)(C) to the Tender Offer Statement on Schedule TO (the “Schedule TO”). For any questions or requests for assistance, please contact the Company at (646) 787-0300 or investors@starmountaincapital.com. See Section 4.

What will happen if I do not tender my Shares?

Stockholders who do not participate in the Offer will retain their Shares and, if the Company completes the Offer, their relative ownership interest in the Company will automatically increase. In addition, such stockholders will continue to be required to make capital contributions to purchase Shares each time the Company delivers a capital call notice. See Section 2.

When and how will the Company pay for my tendered Shares that are accepted for payment pursuant to the Offer?

For each stockholder who tenders Shares that are accepted for purchase, payment of the Purchase Price will consist of a Note entitling the stockholder to receive a cash payment in an amount per Share equal to the net asset value of such Shares, determined as of September 30, 2026. Payment of this amount will be made to you within 60 days after the Expiration Date.

We will announce the preliminary results of the Offer, including preliminary information about any expected cut-backs, and deliver the Notes to stockholders, promptly after the Expiration Date. We will pay the cash payments in respect of the Notes, less any applicable withholding taxes and without interest, for the Shares we accepted for payment, within 60 days after the Expiration Date. In the event of cutbacks, the Company will determine the cut-back factor and deliver the Notes for those tendered Shares accepted for payment promptly after the Expiration Date. We will pay for the Shares accepted for payment by depositing the aggregate purchase price in cash to your account designated on the Notice of Intent within 60 days after the Expiration Date in full repayment of your Note, at which point the Note will be cancelled. See Section 5.

What is the market price for the Shares?

The Shares are not currently traded on an established trading market. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Share price or net asset value appreciation (or depreciation) and any payment of distributions on the Shares.

Will I have to pay brokerage fees and commissions if I tender my Shares?

If you are a holder of record of your Shares and you tender your Shares directly to the Company, you will not incur any brokerage fees or commissions. See Section 3.

What is the accounting treatment of the Offer?

The purchase of Shares pursuant to the Offer will initially result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in our liabilities due to the Notes. Payment of the Notes will result in a reduction in total cash and cash equivalents, depending on the source of funding, and a corresponding decrease in our liabilities due to the cancellation of the Notes. See Section 15.

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

We are not aware of any other approval or other action by any governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Sections 6 and 12.

What are the material U.S. federal income tax consequences if I tender my Shares?

Generally, if you are a U.S. Holder (as defined in Section 13), the sale of Shares pursuant to the Offer will be a taxable event for U.S. federal income tax purposes. The receipt of the cash payment in respect of the Note received for your tendered Shares will generally be treated for U.S. federal income tax purposes either as (a) proceeds from a sale or exchange generally eligible for capital gain or loss treatment or (b) a distribution in respect of stock from the Company. Non-U.S. Holders (as defined in Section 13) are urged to consult their tax advisors regarding the applicability of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash payment received in respect of the Note in exchange for Shares. To prevent the imposition of U.S. federal backup withholding tax of the gross payments made pursuant to the Offer, prior to receiving such payments, each stockholder accepting the Offer who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (for U.S. Holders) or IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, or other applicable form (for Non-U.S. Holders), or otherwise established an exemption from such withholding, must submit the appropriate form to the Company. All stockholders should review the discussion in Sections 3 and 13 regarding material U.S. federal income tax consequences and consult their tax advisor regarding the tax consequences of the Offer.

Will I have to pay a stock transfer tax if I tender my Shares?

If you instruct the Company in the Notice of Intent to make the payment for the tendered Shares to the registered holder, you will not incur any stock transfer tax for any Shares that are accepted in the Offer. See Section 5.

Whom do I contact if I have questions about the Offer?

Questions and requests for assistance by stockholders may be directed to the Company at (646) 787-0300 or investors@starmountaincapital.com. You may request additional copies of this Offer to Purchase, the Notice of Intent and the other documents related to the Offer from the Company at (646) 787-0300 or investors@starmountaincapital.com. Such additional copies of these materials will be promptly furnished to stockholders at the Company’s expense.

TABLE OF CONTENT

FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This Offer to Purchase may include forward-looking statements. Words like “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. These beliefs, expectations and assumptions are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

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the Company’s future operating results;
•
changes in the general interest rate environment;
•
inflation could adversely affect the business, results of operations and financial condition of the Company’s portfolio companies;
•
the Company’s business prospects and the prospects of the Company’s prospective portfolio companies;
•
the impact of increased competition;
•
the Company’s contractual arrangements and relationships with third parties;
•
the dependence of the Company’s future success on the general economy and its impact on the industries in which the Company invests;
•
the ability of the Company’s prospective portfolio companies to achieve their objectives;
•
the relative and absolute performance of the Advisor;
•
the ability of the Advisor and its affiliates to retain talented professionals;
•
the Company’s expected financings and investments;
•
the Company’s ability to pay dividends or make distributions;
•
the adequacy of the Company’s cash resources;
•
risks associated with possible disruptions in the Company’s operations or the economy generally due to war or terrorism or other disruptive geopolitical events domestically and/or globally;
•
geopolitical conflicts, including sanctions and market volatility related to such conflicts, may adversely impact the industries and portfolio companies in which the Company invests;
•
the impact of future acquisitions and divestitures;
•
the Company’s regulatory structure as a business development company (“BDC”) and tax status as a RIC;
•
future changes in laws or regulations and conditions in the Company’s operating areas; and
•
the ability to complete the Offer.

Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements and projections contained in this Offer to Purchase are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.

INTRODUCTION

To the Stockholders of Star Mountain Lower Middle-Market Capital Corp.:

Star Mountain Lower Middle-Market Capital Corp. (the “Company,” “we” or “us”) invites its stockholders to tender their shares of its common stock, par value $0.001 per share, including Class D shares of common stock (the “Class D Shares”), Class S shares of common stock (the “Class S Shares”), Class I shares of common stock (the “Class I Shares”) and Class SP shares of common stock (the “Class SP Shares”, and together with Class D Shares, Class S Shares and Class I Shares, the “Shares”) for purchase by the Company. Upon the terms and subject to the conditions of this Offer to Purchase, dated August 31, 2026 (this “Offer to Purchase”), and the related Notice of Intent to Tender (the “Notice of Intent,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), we are offering to purchase for cash on the terms and conditions set out in this Offer to Purchase up to 248,117.450 Shares pursuant to tenders at a price per Share equal to our net asset value per share of the applicable class of Shares as of September 30, 2026 (the “Purchase Price,” and such date, as it may be extended, the “Valuation Date”). The Offer, which begins on August 31, 2026, will remain open until 11:59 p.m., Eastern Time, on September 30, 2026 unless extended (the “Expiration Date”). The Company reserves the right to adjust the Valuation Date to correspond to any extension of the Offer.

The Offer will expire at 11:59 p.m., New York City time, on the Expiration Date, unless the Offer is extended or withdrawn. To tender your Shares, you must follow the procedures described in this Offer to Purchase, the Notice of Intent and the other documents related to the Offer.

The Company is offering to purchase up to 2.5% of the number of Shares outstanding as of June 30, 2026 (the “Quarterly Tender Cap”). The Company is not required to purchase any tendered Shares in excess of the Quarterly Tender Cap and, therefore, the Company is not required to purchase any tendered Shares to the extent those Shares are, in the aggregate, in excess of 248,117.450 Shares.

The Company is continuously offering Shares pursuant to commitments from stockholders (“Capital Commitments”). Stockholders that elect to tender all of their Shares in the Offer by submitting a Notice of Intent electronically via the Company’s investor portal will be electing a liquidity option and would not receive future capital calls, other than to the extent required by a subscription lender in connection with the Company’s outstanding obligations under a credit facility. If all Shares are accepted, the parties tendering the Shares will no longer be stockholders in the Company. Participation in the Offer by a stockholder that entered into a Capital Commitment and that does not elect to tender all of their Shares in the Offer will have no effect on such stockholder’s Capital Commitment.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. If any tendered Shares are not purchased for any reason, the Notice of Intent with respect to such Shares not purchased will be of no force or effect. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

Subject to the applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission (“SEC”), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, subject to the restrictions below, (b) to increase or decrease the value of Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement, which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) promulgated under the Exchange Act. See Sections 1, 3, 4 and 14.

THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, STAR MOUNTAIN OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO,

YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR FINANCIAL ADVISOR AND/OR TAX ADVISOR.

Upon the terms and subject to the conditions of the Offer, if stockholders attempt to tender in excess of the Quarterly Tender Cap, we will either (a) purchase Shares from all stockholders who properly tender Shares, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares, until we have purchased Shares resulting in an aggregate of 2.5% of the number of Shares outstanding as of June 30, 2026 or (b) extend the Expiration Date and increase the maximum amount of Shares that we are offering to purchase in the Offer. See Sections 1, 3, 4 and 5. In accordance with rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer. Because of the cutback provisions described above, we may not purchase all of the Shares that you tender. See Section 1.

If you tender Shares and we purchase those Shares, we will issue you a non-interest bearing, non-transferable promissory note (a “Note”) entitling you to an amount in cash equal to the number of your Shares accepted for purchase multiplied by the Purchase Price, payable within 60 days after the Expiration Date. The Note will be held for you in an account with the Company. If you wish to receive a copy of your Note, you may contact the Company at (646) 787-0300 or investors@starmountaincapital.com, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m., New York time, to request that a copy be sent to you by mail.

Also, any tendering stockholder or other payee who has not previously submitted a correct, completed and signed IRS Form W-9, Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, or other appropriate form, may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the stockholder or other payee pursuant to the Offer unless the stockholder or other payee otherwise establishes to the satisfaction of the Company that the stockholder or other payee is not subject to backup withholding tax. See Section 3. Also, see Section 13 regarding the material U.S. federal income tax consequences of the Offer.

The Shares are not currently traded on an established trading market. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Share price or net asset value appreciation (or depreciation) and any payment of distributions on the Shares. See Section 7.

As of June 30, 2026, there were 9,924,697.976 issued and outstanding Shares. If the Offer is fully subscribed, we could purchase 248,117.450 Shares, which would represent 2.5% of the number of Shares outstanding as of June 30, 2026. See Sections 1 and 10.

References in this Offer to Purchase to “dollars” and “$” are to the lawful currency of the United States of America.

This Offer to Purchase and Notice of Intent contain important information, and you should carefully read both in their entirety before you make a decision with respect to the Offer.

TABLE OF CONTENT

THE OFFER

1
Number of Shares; Purchase Price; Cutbacks

General. Upon the terms and subject to the conditions of the Offer, we are offering to purchase up to 248,117.450 Shares (which is equal to 2.5% of the number of Shares outstanding as of June 30, 2026), pursuant to tenders at a price per Share equal to the Purchase Price as of September 30, 2026. The Company is not required to purchase any Shares properly tendered and not properly withdrawn in excess of the Quarterly Tender Cap. The Company is extending this offer to all stockholders of the Company as of August 31, 2026 with respect to all of the Shares owned by such stockholder as of June 30, 2026.

If you tender Shares and we purchase those Shares, we will issue you a Note entitling you to an amount in cash equal to the number of your Shares accepted for purchase multiplied by the Purchase Price, payable within 60 days after the Expiration Date. The Note will be held for you in an account with the Company. If you wish to receive a copy of your Note, you may contact the Company at (646) 787-0300 or investors@starmountaincapital.com, Monday through Friday, except holidays, during normal business hours of 9:00 a.m. to 5:00 p.m., New York time, to request that a copy be sent to you by mail.

The Offer will expire on the Expiration Date, unless the Offer is extended or withdrawn. To tender your Shares you must follow the procedures described in this Offer to Purchase, the Notice of Intent and the other documents related to the Offer.

Only Shares properly tendered, and not properly withdrawn, will be purchased. However, because of the cutback provisions described in this Offer to Purchase, all of the Shares properly tendered and not properly withdrawn may not be purchased if those Shares are, in the aggregate, in excess of the Quarterly Tender Cap. All Shares tendered and not purchased in the Offer, including Shares not purchased because of cutbacks, will be returned to the tendering stockholders at our expense promptly following the Expiration Date.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares that are tendered by any tendering stockholder.

If we increase or decrease the Purchase Price or decrease the number of Shares that we may purchase in the Offer, then the Offer must remain open for at least 10 business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14. In accordance with rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer.

Stockholders properly tendering Shares can reasonably expect to have at least a portion of such Shares purchased if any Shares are purchased pursuant to the Offer (subject to provisions relating to cutbacks described in this Offer to Purchase).

Shares acquired pursuant to the Offer will be acquired by the Company free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Shares to stockholders of record on or prior to the date on which the Shares are accepted for payment pursuant to the Offer shall be for the account of such stockholders.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

Capital Commitments. The Company is continuously offering Shares pursuant to commitments from stockholders (“Capital Commitments”). Stockholders that elect to tender all of their Shares in the Offer by submitting a Notice of Intent electronically via the Company’s investor portal will be electing a liquidity option and would not receive future capital calls, other than to the extent required by a subscription lender in connection with the Company’s outstanding obligations under a credit facility. If all Shares are accepted, the parties tendering the Shares will no longer be stockholders in the Company. Participation in the Offer by a stockholder that entered into a Capital Commitment and that does not elect to tender all of their Shares in the Offer will have no effect on such stockholder’s Capital Commitment.

Cutbacks. Upon the terms and subject to the conditions of the Offer, if stockholders attempt to tender in excess of the Quarterly Tender Cap, we will either (a) purchase Shares from all stockholders who properly tender Shares, on a pro rata basis, until we have purchased Shares resulting in an aggregate of 2.5% of the number of Shares outstanding as of June 30, 2026 or (b) extend the Expiration Date and increase the maximum amount of Shares that we are offering to purchase in the Offer. See Sections 1, 3, 4 and 5. In accordance with rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to, but not more than, 2% of the outstanding Shares without amending or extending the Offer. Because of the cutback provisions described above, we may not purchase all of the Shares that you tender. See Section 1.

As a result of the cutbacks applicable to the purchase of Shares tendered, it is possible that not all of the Shares that a stockholder tenders in the Offer will be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares will be purchased.

If any cutback of tendered Shares is required, the Company will determine the cutback factor promptly following the Expiration Date. Cutbacks for each stockholder tendering Shares will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by a stockholder to the total number of Shares properly tendered and not properly withdrawn by all stockholders in the Offer. In the event of cutbacks, the Company will determine the cutback factor and deliver the Notes for those tendered Shares accepted for payment promptly after the Expiration Date. The preliminary results of cutbacks, if any, will be announced promptly after the Expiration Date. After the Expiration Date, stockholders may obtain preliminary cutback information from the Company.

As described in Section 13, the extent to which a stockholder’s Shares are purchased pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the stockholder and, therefore, may be relevant to a stockholder’s decision whether to tender Shares. All stockholders should review the discussion in Sections 3 and 13 regarding material U.S. federal income tax consequences and consult their tax advisor regarding the tax consequences of the Offer.

This Offer to Purchase and the Notice of Intent will be mailed to record holders of the Shares upon request.

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

2
Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals

Purpose of the Offer. The Offer provides stockholders with an opportunity to obtain liquidity with respect to their Shares. The Company further believes that the Offer represents an efficient way to return capital to stockholders who wish to receive cash for their Shares. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in the Company and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, STAR MOUNTAIN FUND MANAGEMENT, LLC OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE NOTICE OF INTENT, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR FINANCIAL ADVISOR AND/OR TAX ADVISOR.

Certain Effects of the Offer. Stockholders who do not tender their Shares in the Offer and stockholders who otherwise retain an equity interest in the Company as a result of a partial tender of Shares or cutbacks will continue to be owners of the Company. Stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in the Company and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

The Shares are subject to certain restrictions on transfer, as fully set forth in each investor’s separate subscription agreement with the Company. Nonetheless, it is possible that stockholders may be able to sell non-tendered Shares in the future at a net price significantly higher or lower than the Purchase Price. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Share price appreciation (or depreciation) and any payment of distributions on the Shares.

None of our executive officers own Shares of the Company at this time, with the exception of our Chief Executive Officer’s indirect ownership of 5,299.431 Shares, and none of our directors intend to tender any of their Shares in the Offer. To our knowledge, the

Company’s affiliates that own Shares do not intend to tender any of their Shares in the Offer. Therefore, the Offer will increase the proportional holdings of our directors and affiliates.

The Company’s class of Shares is registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders.

We believe that our purchase of Shares pursuant to the Offer will not result in the deregistration of the class of Shares under the Exchange Act. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the class of Shares to be eligible for deregistration under the Exchange Act. See Section 6.

Shares we acquire pursuant to the Offer will no longer be outstanding and will constitute authorized but unissued shares of capital stock of the Company. Rule 13e-4 promulgated under the Exchange Act prohibits us and our affiliates from purchasing any Shares, other than pursuant to the Offer, until at least 10 business days following the Expiration Date.

The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding. After the Offer is completed, we believe that our capital structure, including the available balance of our financing facilities and cash flow from operations, will provide us with sufficient liquidity to meet our current operating expenses and other expenses directly associated with our business for the foreseeable future. However, actual experience may differ significantly from our expectations. See “Forward-Looking Statements.” In considering the Offer, our management and our Board of Directors took into account the expected financial impact of the Offer.

Plans or Proposals. Except as disclosed or incorporated by reference in this Offer to Purchase, the Company currently has no plans, proposals or negotiations underway that relate to or would result in:

•
any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Company;
•
any purchase, sale or transfer of a material amount of assets of the Company;
•
any material change in the present distribution rate or policy or capitalization of the Company;
•
any change in the present Board of Directors or management of the Company, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Board of Directors or to change any material term of the employment contract of any executive officer;
•
any other material change in the Company’s corporate structure or business;
•
any class of equity securities of the Company becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;
•
the suspension of the Company’s obligation to file reports under Section 15(d) of the Exchange Act;
•
the acquisition by any person of additional securities of the Company or the disposition by any person of securities of the Company; or
•
any changes in the Company’s charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of the Company.

The Company currently expects to distribute a portion of its undistributed taxable income to stockholders in the form of quarterly cash distributions. The payment of any quarterly cash distribution is subject to restrictions under applicable law and the sole discretion of our Board of Directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, we reserve the right to change our plans and intentions at any time as we deem appropriate. After completing the Offer, we may consider various forms of stock repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, regulatory, rating agency and contractual constraints and restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time on the open market or through privately negotiated transactions, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of this Offer.

3
Procedures for Tendering Shares

Proper Tenders of Shares. You may tender your Shares in the Offer by logging into the Company’s investor portal, https://apps.intralinks.com/, and submitting properly completed and duly executed Notice of Intent, together with any other required documents, prior to 11:59 p.m. New York City time on the Expiration Date.

Method of Delivery. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after timely receipt by the Company of a properly completed and duly executed Notice of Intent, and any other documents required by the

Notice of Intent. The method of submission of all documents, including the Notice of Intent and any other required documents, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Company. In all cases, sufficient time should be allowed to ensure timely submission.

IF YOU WANT TO TENDER ALL OR A PORTION OF YOUR SHARES, YOU MUST SUBMIT THE NOTICE OF INTENT AND OTHER REQUIRED DOCUMENTS VIA THE COMPANY’S INVESTOR PORTAL. ANY DOCUMENTS DELIVERED TO ANY OTHER PERSON WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Return of Unpurchased Shares. If any tendered Shares are not purchased or are properly withdrawn prior to the Expiration Date, such Shares will be returned to the tendering stockholder promptly after the expiration or termination of the Offer or the proper withdrawal of the Shares, without expense to the stockholder.

U.S. Federal Backup Withholding Tax. Under the U.S. federal backup withholding tax rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) pursuant to the Offer must be withheld and remitted to the IRS, unless the tendering stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Company (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Therefore, each tendering stockholder who has not previously submitted to the Company a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9 (for U.S. Holders) or IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, or other applicable form (for Non-U.S. Holders), must submit the appropriate form to the Company, unless the stockholder or other payee otherwise establishes to the satisfaction of the Company that the stockholder or other payee is not subject to backup withholding tax. If a U.S. Holder does not provide the Company with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

Backup withholding is not an additional tax, and any amounts withheld may be refunded or credited against a stockholder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Certain “exempt recipients” (including, among others, “C corporations” and certain Non-U.S. Holders (as defined in Section 13)), are not subject to U.S. federal backup withholding tax. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)) signed under penalties of perjury, attesting to that stockholder’s exempt status.

Information reporting to the IRS may also apply to proceeds from the Offer.

Stockholders are urged to consult with their tax advisors regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding tax and the procedure for obtaining any applicable exemption.

For a more complete discussion of the U.S. federal income tax consequences to tendering stockholders, see Section 13.

Accounting Treatment. The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding.

Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Shares will be determined by the Company, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if the Company’s determinations are challenged by stockholders. The Company reserves the absolute right to reject any or all tenders of any Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date with respect to all tendered

Shares in accordance with applicable law. The Company also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Shares, whether or not the Company waives similar defects or irregularities in the case of any other stockholder. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. None of the Company, the Advisor or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. It is a violation of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”) for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless, at the time of tender, such person has a “net long position” (i.e., more Shares held in long positions than in short positions) in (a) a number of Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tendering to us within the period specified in the Offer or (b) other securities immediately convertible into, exercisable for or exchangeable into a number of Shares (“Equivalent Securities”) that are equal to or greater than the number of Shares tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (a) such stockholder has a “net long position” in a number of Shares or Equivalent Securities at least equal to the Shares being tendered within the meaning of Rule 14e-4 and (b) such tender of Shares complies with Rule 14e-4. Our acceptance for payment of Shares tendered in the Offer will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer.

4
Withdrawal Rights

Shares tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless the Company has already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time at or after 12:01 a.m., New York City time, on October 28, 2026. Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable.

Withdrawals. For a withdrawal to be effective, the Company must receive, prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”) (attached as Exhibit (a)(1)(C) to the Tender Offer Statement on Schedule TO (the “Schedule TO”)) via the Company’s investor portal. If you tendered your Shares using more than one Notice of Intent, you may withdraw Shares using either separate Notices of Withdrawal or a combined Notice of Withdrawal specifying the Shares to be withdrawn. For any questions or requests for assistance, please email the Company at investors@starmountaincapital.com or call the Company at (646) 787-0300 for more information.

Determination of Validity of Withdrawals. All questions as to the form and validity, including the time of receipt, of any Notice of Withdrawal will be determined by us, in our sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by stockholders.

We reserve the absolute right to waive any defect or irregularity in the Notice of Withdrawal or method of withdrawal of Shares by any stockholder, whether or not we waive similar defects or irregularities in the case of any other stockholder. None of the Company, the Advisor or any other person will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Shares may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3.

If we extend the Offer, are delayed in our purchase of Shares, or are unable to purchase Shares pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Company, may, subject to applicable law, retain tendered Shares on our behalf, and such Shares may not be withdrawn, except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4.

Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rules 13e-4(f)(5) and 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.

5
Purchase of Shares and Payment of Purchase Price

For purposes of the Offer, we will be deemed to have accepted for payment, subject to the cutback provisions of the Offer, Shares that are properly tendered and not properly withdrawn, only when, as and if we give oral or written notice to stockholders of our acceptance of the Shares for payment pursuant to the Offer.

For each stockholder who tenders Shares that are accepted for purchase, payment of the Purchase Price will consist of a Note entitling the stockholder to receive a cash payment in an amount per Share equal to the net asset value of such Shares, determined as of September 30, 2026. Cash payment in respect of the Note will be made to you within 60 days after the Expiration Date. As of the close of business on June 30, 2026, there were 5,273,673.969 Class I Shares outstanding, with a net asset value per Share of $23.34, 4,651,024.007 Class SP Shares outstanding, with a net asset value per Share of $23.34 and no Class D Shares or Class S Shares outstanding. The Company cannot give any assurance that net asset value per Share as of September 30, 2026 will not differ, perhaps significantly, from the net asset value per Share as of June 30, 2026.

Upon the terms and subject to the conditions of the Offer, we will accept for payment and deliver the Notes for all of the Shares accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, cash payment in respect of the Notes will be made within 60 days after the Expiration Date, taking into account any time necessary to determine any cutbacks, but only after timely receipt by the Company, of (a) a properly completed and duly executed Notice of Intent and (b) any other required documents.

In the event of cutbacks, the Company will determine the cutback factor and deliver the Notes for those tendered Shares accepted for payment promptly after the Expiration Date. All Shares tendered and not purchased, including Shares not purchased due to cutbacks, will be credited to the account of the registered stockholder promptly after the Expiration Date or termination of the Offer.

Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Shares pursuant to the Offer. See Section 6.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Company.

6
Conditions of the Offer

The Offer is not conditioned upon the receipt of financing or on a minimum number of Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for Shares tendered, subject to the rules promulgated under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by us to have occurred):

•
there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:
•
challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer;
•
seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares;
•
otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, financial condition, operations, results of operations or prospects of us or any of our affiliates; or
•
that otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our affiliates or the value of our Shares;

•
our acceptance for payment, purchase or payment for any Shares tendered in the Offer shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;
•
any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our affiliates by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:
•
indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Shares thereunder and which has not been obtained or taken, as applicable;
•
is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;
•
materially impairs, in our reasonable judgment, the contemplated benefits to us of the Offer;
•
seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, the right to vote their Shares on all matters validly presented to our stockholders; or
•
otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of us or any of our affiliates;
•
there shall have occurred any of the following:
•
any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market, the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States;
•
the commencement or escalation, on or after August 31, 2026, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any other jurisdiction in which the Company maintains an office or conducts business (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;
•
any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us;
•
any change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of the Company that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the Company on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us; or
•
in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;
•
any decrease or increase of more than 10% in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Wells Fargo Business Development Company Index measured from the close of trading on August 31, 2026;
•
a tender or exchange offer for any or all of the outstanding Shares, or any merger, acquisition, business combination or other similar transaction with or involving us, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, in each case, other than the Offer or otherwise described herein;

•
we shall have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (a) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before August 31, 2026), (b) who has filed a Schedule 13D or Schedule 13G with the SEC on or before August 31, 2026, has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Shares or (c) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our assets or securities;
•
any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment; or
•
we determine, in our reasonable judgment, that the consummation of the Offer or the purchase of Shares from any stockholder could jeopardize our qualification and taxation as a RIC under Subchapter M of the Code for U.S. federal income tax purposes.

Each of the conditions referred to above is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date.

Once the Offer has expired, all of the conditions to the Offer must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by us concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by stockholders.

7
Distributions

Distributions. The following table summarizes the Company’s distributions declared during the six months ended June 30, 2026, the fiscal year ended December 31, 2025 and the fiscal year ended December 31, 2024:

Period	Amount Declared per Class I Share	Amount Declared per Class SP Share
January 1, 2026 to June 30 , 2026	$1.10	$0.56
Fiscal Year ended December 31, 2025	$2.30	-
Fiscal Year ended December 31, 2024	$2.46	-

The following tables set forth the distributions that have been paid and/or declared by our Board of Directors for the periods set forth below on an actual basis:

Date Declared	Record Date	Payment Date	Amount Per Class I Share	Amount Per Class SP Share
June 29, 2026	June 29, 2026	August 20, 2026	$0.55	$0.56
March 30, 2026	March 30, 2026	May 20, 2026	$0.55	-
Date Declared	Record Date	Payment Date	Amount Per Share
December 30, 2025	December 31, 2025	January 30, 2026	$0.56
October 1, 2025	October 10, 2025	November 19, 2025	$0.58
July 1, 2025	July 7, 2025	August 19, 2025	$0.59
April 1, 2025	April 23, 2025	May 20, 2025	$0.57

Date Declared	Record Date	Payment Date	Amount Per Share
December 31, 2024	December 31, 2024	January 31, 2025	$0.54
October 4, 2024	October 4, 2024	November 19, 2024	$0.54
July 11, 2024	July 11, 2024	August 19, 2024	$0.63
April 3, 2024	April 3, 2024	May 16, 2024	$0.75

Shares purchased in the Offer will no longer be eligible for receipt of future distributions after the Expiration Date. The Company reserves the right to increase its distributions and pay quarterly distributions in cash or in kind in the future. The Company currently expects that distributions will continue to be declared on a quarterly basis.

The Company currently expects to distribute a portion of its undistributed taxable income to stockholders in the form of quarterly cash distributions. The payment of any quarterly cash distribution is subject to restrictions under applicable law and the sole discretion of our Board of Directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

8
Source and Amount of Funds

The Company expects to fund any purchases of Shares pursuant to the Offer, including the related fees and expenses, from available cash and/or borrowings under its Secured Credit Facility and issuance of Notes (as defined below).

In May 2024, the Company extended its $200,000,000 senior secured revolving facility (the “Secured Credit Facility”) with Webster Bank, the Administrative Agent for a syndicated lending group, to June 30, 2028. The Secured Credit Facility carries an interest rate of 3M SOFR plus 2.9%. On June 27, 2025, the Company entered into an amendment to the Secured Credit Facility to reduce the Applicable Spread to 2.3%, plus following the occurrence and during the continuation of an Event of Default, 2.00%.

On August 13, 2026, the Company entered into a sixth amendment (the “Sixth Amendment”) to the Secured Credit Facility. The Sixth Amendment, among other things, (i) increased Advance Rates (as defined in the Sixth Amendment) applicable to First Lien Loan Assets (as defined in the Sixth Amendment) and First Lien Last Out Loan Assets (as defined in the Sixth Amendment), (ii) reduced the Aggregate Commitments (as defined in the Sixth Amendment) under the Secured Credit Facility from $200.0 million to $185.0 million, (iii) modified certain Concentration Limits (as defined in the Sixth Amendment), (iv) extended the Scheduled Maturity Date (as defined in the Sixth Amendment) from June 30, 2028 to July 3, 2029 and (v) amended the Swing Loan Excess Amount (as defined in the Sixth Amendment) definition to mean, at any time, an amount equal to the lesser of (i) $15,000,000 and (ii) $95,000,000 minus the Swing Lender’s Commitment (as defined in the Sixth Amendment) at such time.

Borrowings can be increased to a maximum of $350 million in accordance with the Secured Credit Facility accordion feature terms and conditions and are limited by various advance rates and concentration limits.

As of June 30, 2026 and December 31, 2025, the total fair value of the borrowings outstanding under the Secured Credit Facility was $137,450,000 and $122,300,000, respectively.

Advances under the Secured Credit Facility bear interest at a per annum rate equal to the Prime rate in effect on such day minus 0.35%. Inclusive of syndication, agency, and administrative fees paid to Webster Bank, the total annualized cost of capital is estimated to be 8.00%. The Company will also pay a non-utilization fee on the average daily unused amount of the aggregate commitments until the commitment termination date (as defined in the Loan Agreement). As of August 31, 2026, the total commitments under the Secured Credit Facility were $185.0 million. Proceeds from borrowings under the Secured Credit Facility may be used to finance certain investments, fulfill payment obligations under the Secured Credit Facility, make distributions/payments permitted by the Loan Agreement. The Company’s obligations to the lenders under the Secured Credit Facility are secured by a first priority security interest in substantially all of the Company’s assets, subject to certain exclusions.

Borrowings under the Secured Credit Facility are limited by various advance rates and concentration limits. In connection with the Secured Credit Facility, the Company has made certain customary representations/warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Secured Credit Facility is subject to customary events of default for similar financing transactions. Upon the occurrence and during the continuation of an event of default, Webster Bank may declare the outstanding advances and all other obligations under the Secured Credit Facility immediately due and payable.

On January 2, 2026, the Company entered into a Note Purchase Agreement (the “January 2026 Note Purchase Agreement”) governing the issuance of $25,000,000 in aggregate principal amount of Floating Rate Senior Unsecured Notes due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the TSFR3M Index Screen Rate and more fully defined in the Note Purchase Agreement) plus 3.75% (375 basis points) (the “January 2026 Notes”), to a qualified institutional investor in a private placement.

On August 6, 2026, the Company entered into a Note Purchase Agreement (the “August 2026 Note Purchase Agreement”) governing the issuance of $25,000,000 in aggregate principal amount of Floating Rate Senior Unsecured Notes due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the TSFR3M Index Screen Rate and more fully defined in the January 2026 Note Purchase Agreement) plus 3.75% (375 basis points) (the “August 2026 Notes”), to a qualified institutional investor in a private placement. The August 2026 Notes are an additional issuance of the Company’s January 2026 Notes issued pursuant to the January 2026 Note Purchase Agreement.

The Offer is not subject to a financing contingency. If the Offer is fully subscribed, we estimate that the aggregate purchase price for the Shares in the Offer, together with all related fees and expenses, will be approximately $5,791,061.29.

9
Certain Information Concerning the Company

We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a BDC under the Investment Company Act of 1940, as amended. We have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a RIC under Subchapter M of the Code. We are managed by the Advisor, which is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. The Advisor oversees the management of our activities and is responsible for making investment decisions for our portfolio.

Our investment objectives are to generate current income and capital appreciation. The Company seeks to achieve its investment objectives by investing primarily in privately negotiated loans and equity investments to small and medium-sized businesses (“SMBs”) generally with annual revenues greater than $15 million and earnings before interest, taxes, depreciation and amortization of less than $50 million. Generally, these businesses are owner-operated with an average 20+ year operating history. To accomplish this, the Company makes direct investments in SMBs and makes investments in investment funds focused primarily on investing in SMBs generally not owned by large private equity firms.

The Company seeks to provide investors with access to a diversified portfolio of credit investments generating current income distributions with equity upside. Capital protection is achieved through defensive structures with affirmative, negative and financial maintenance covenants and active portfolio management which results in generally low volatility and low correlation to public market indices. The Company aims to target diversification of assets by vintage, industry and geography through direct originations and acquisitions of loan portfolios.

The Company’s investment strategy may be complemented by secondary fund investments and secondary loans, consisting of generally non-brokered purchases of limited partnership interests in lower middle-market credit-oriented funds and secondary loans. This complementary strategy may result in portfolio construction and diversification benefits.

Our principal office is located at 140 E. 45th Street, New York, NY 10017 and our telephone number is (646) 787-0300.

As of June 30, 2026, our investment portfolio, with a total fair value of approximately $411.0 million, consisted of interests in diverse portfolio companies.

Available Information. We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, incentive compensation granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed the Schedule TO with the SEC that includes additional information relating to the Offer.

These reports, statements and other information about the Company are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov and copies of this information may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. You may access the Company’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may also go to the Company’s investor portal to access the Schedule TO and related documents.

Incorporation by Reference. The rules promulgated by the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 31, 2026;
•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as filed on May 15, 2026, and for the quarter ended June 30, 2026, as filed August 13, 2026;
•
Current Reports on Form 8-K (excluding any information furnished therein) as filed on January 8, 2026, May 29, 2026, July 13, 2026, August 12, 2026 and August 19, 2026; and
•
Definitive Proxy Statement on Schedule 14A, as filed on April 30, 2026.
•
Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at its address and telephone number set forth below:

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.
140 E. 45TH STREET
NEW YORK, NY 10017
CALL TOLL FREE: (646) 787-0300

10
Interests of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares

Shares Outstanding. As of June 30, 2026, there were 9,924,697.976 issued and outstanding shares. If the Offer is fully subscribed, we could purchase 248,117.450 Shares, which would represent 2.5% of the number of Shares outstanding as of June 30, 2026.

Interests of Directors and Executive Officers. None of our directors or executive officers intends to tender any Shares in the Offer. However, our directors and executive officers may in the future, subject to applicable law and applicable policies and practices of the Company, sell their Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders pursuant to the Offer. Based on the number of Shares issued and outstanding as of June 30, 2026, the following persons (the named individuals being directors and executive officers of the Company) own the number of Shares indicated in the below table (based on beneficial ownership as defined under Exchange Act Rule 13d-3):

Name of Beneficial Owner	Number of Shares(1)	Total Beneficial Ownership (%)(2)
Interested Directors
Brett A. Hickey	5,299.431(3)	-
Curtis Glovier	-	-
Independent Directors
David S. Kimmel	-	-
Jeffrey S. Rogers	-	-
O. James Sterling	-	-
Executive Officers
Christopher J. Gimbert	-	-
Austin Ericson	-	-
All directors and executive officers as a group (7 persons)	5,299.431	*

* Represents less than 1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2) Based on a total of 9,924,698 shares issued and outstanding on August 31, 2026.

(3) Mr. Hickey’s ownership of the Shares is on an indirect basis.

The business address of each of our directors and executive officers is c/o Star Mountain Lower Middle-Market Capital Corp., 140 E. 45th Street, New York, NY 10017.

Distribution Reinvestment Plan. The Company continues to maintain its existing distribution reinvestment plan for Stockholders.

Recent Securities Transactions. Based on our records and on information provided to us by our directors and executive officers, none of the Company nor any of our directors or executive officers have effected any other transactions involving our Shares during the 60 days prior to August 31, 2026.

Other Interests. Except as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which descriptions are incorporated herein by reference, none of the Company nor, to the best of the Company’s knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

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Registration under the Exchange Act

The class of Shares is registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Shares pursuant to the Offer pursuant to the terms of the Offer will not result in the class of Shares being deregistered under the Exchange Act.

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Certain Legal Matters; Regulatory Approvals

We are not aware of any other license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Shares as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Section 6.

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Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Offer to U.S. Holders and Non-U.S. Holders (each as defined below), in each case, whose Shares are tendered and accepted for payment pursuant to the Offer. This summary is based upon the Code, U.S. Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described in this Offer (possibly on a retroactive basis). This summary assumes that Shares are held by stockholders as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This summary will not be updated for any changes in law and it does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances, or to stockholders subject to special rules, including, without limitation, pass-through entities (including arrangements and entities treated as partnerships, “grantor trusts” and S corporations for U.S. federal income tax purposes) and investors in such entities, certain financial institutions, brokers, dealers or traders in securities or commodities, insurance companies, U.S. expatriates, mutual funds, real estate investment trusts, BDCs, cooperatives, trusts and estates, persons who mark-to-market our Shares, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold Shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction or other integrated investment, stockholders that have a functional currency other than the U.S. dollar, or persons who acquired their Shares upon the exercise of stock options or otherwise as compensation. This summary also does not address any state, local, non-U.S. or other tax consequences of participating in the Offer. This summary assumes that the Company is and will remain a RIC for U.S. federal income tax purposes for its taxable year which includes each exchange of Shares pursuant to the Offer.

You are urged to consult your tax advisor as to the particular consequences of your participation in the Offer.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of Shares that, for U.S. federal income tax purposes, is (a) a citizen or individual resident of the United States, (b) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any State or the District of Columbia, (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if (x) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions, or (y) it has a valid election in place to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial holder of Shares that is not a “pass-through entity” (including a partnership) for U.S. federal income tax purposes and that also is not a U.S. Holder.

U.S. Holders. An exchange of Shares by a U.S. Holder for cash payment in respect of the Note pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder’s particular facts and circumstances. If, as described below, an exchange of Shares by a U.S. Holder for cash payment in respect of the Note pursuant to the Offer is treated as a sale or exchange of such Shares for U.S. federal income tax purposes, the U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received in respect of the Note pursuant to the Offer and the U.S. Holder’s adjusted tax basis in the Shares purchased by the Company. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Shares at the time of the exchange exceeds one year. The maximum tax rate applicable to capital gains recognized by individuals and other non-corporate taxpayers is generally (i) the same as the applicable ordinary income rate for capital assets held for one year or less, or (ii) 15% or 20% (depending on whether the taxpayer’s income exceeds certain threshold amounts) for capital assets held for more than one year. Specific limitations may apply to the deductibility of capital losses by a U.S. Holder. In addition, any loss upon an exchange of Shares by a U.S. Holder for the cash payment in respect of the Note pursuant to the Offer who has held the Shares for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received from the Company that were required to be treated by the U.S. Holder as long-term capital gain.

An exchange of Shares by a U.S. Holder for cash payment in respect of the Note pursuant to the Offer will be treated as a sale or exchange for U.S. federal income tax purposes if the exchange (a) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, (b) is a “substantially disproportionate” redemption with respect to the U.S. Holder or (c) is a “complete redemption” of all Shares owned by the U.S. Holder. In determining whether any of these tests has been met, a U.S. Holder generally must take into account not only Shares it actually owns, but also Shares it constructively owns as determined under section 318 of the Code (including, without limitation, Shares that may be acquired through options that it owns or Shares held by certain members of the U.S. Holder’s family).

An exchange of Shares for cash by a U.S. Holder for cash payment in respect of the Note pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in the Company. Whether such a meaningful reduction of the U.S. Holder’s stock interest in the Company results will depend on the U.S. Holder’s particular facts and circumstances. If, as a result of an exchange of Shares for cash payment in respect of the Note pursuant to the Offer, a U.S. Holder whose relative stock interest in the Company is minimal (e.g., less than 1%) and who exercises no control over the corporate affairs of the Company suffers any reduction in its proportionate stock interest in the Company (including any Shares constructively owned), the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its stock interest in the Company. U.S. Holders should note, however, that because other holders may exchange a greater percentage of their Shares pursuant to the Offer than a particular U.S. Holder, the interest in the Company of a U.S. Holder may increase immediately following the Offer even if both that U.S. Holder exchanges Shares pursuant to the Offer and neither it nor any person whose ownership of Shares is attributed to such U.S. Holder pursuant to the constructive ownership rules described above acquires any other Shares.

Satisfaction of the “substantially disproportionate” test or “complete redemption” test is dependent upon satisfaction of the objective tests respectively set forth in section 302(b)(2) and section 302(b)(3) of the Code. An exchange of Shares by a U.S. Holder for cash payment in respect of the Note pursuant to the Offer will satisfy the “substantially disproportionate” test if (a) the percentage of the outstanding voting shares of the Company actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding voting shares of the Company actually and constructively owned by the U.S. Holder immediately before the exchange, (b) the percentage of the outstanding Shares actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding Shares actually and constructively owned by the U.S. Holder immediately before the exchange, and (c) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of all classes of voting shares of the Company.

An exchange of Shares by a U.S. Holder for cash payment in respect of the Note pursuant to the Offer generally will result in a “complete redemption” if either (a) all of the Shares actually and constructively owned by the U.S. Holder are exchanged for cash payment in respect of the Note pursuant to the Offer or (b) all of the Shares actually owned by the U.S. Holder are exchanged for cash payment in respect of the Note pursuant to the Offer, the U.S. Holder constructively holds Shares solely as a result of the constructive ownership rules relating to “family attribution,” the U.S. Holder timely and properly waives the attribution of those Shares constructively owned by the U.S. Holder in accordance with the procedures described in section 302(c)(2) of the Code and the Treasury Regulations promulgated thereunder, and complies with certain other requirements relating to share ownership in the Company. U.S. Holders desiring to waive such constructive ownership of Shares should consult their tax advisors about the applicability of section 302(c)(2) of the Code in their particular circumstances.

U.S. Holders should be aware that an acquisition or disposition of Shares (including by persons whose ownership of outstanding Shares is attributed to a U.S. Holder pursuant to the constructive ownership rules described above) as part of a plan that includes the U.S. Holder’s tender of Shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. U.S. Holders are urged to consult their tax advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated. U.S. Holders should also be aware that their ability to satisfy any of the foregoing tests may be affected by cutbacks pursuant to the Offer.

Therefore, the U.S. Holder can be given no assurance, even if the U.S. Holder tenders all of the U.S. Holder’s Shares, that we will purchase a sufficient number of such Shares to permit the stockholder to satisfy any of the foregoing tests. The application of section 302 of the Code is complex. U.S. Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

If a U.S. Holder’s exchange of Shares for cash payment in respect of the Note pursuant to the Offer does not constitute a sale or exchange for U.S. federal income tax purposes, the receipt of cash payment in respect of the Note by such U.S. Holder pursuant to the Offer will be treated as a distribution by the Company to such U.S. Holder, and the U.S. Holder’s adjusted tax basis in the Shares exchanged generally will be added to any Shares retained by the U.S. Holder. If the exchanging U.S. Holder owns no other Shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. The distribution will be treated as a dividend to the extent of the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder’s adjusted tax basis in its Shares, and any remaining portion will be taxable as capital gain. Any distributions that are reported as capital gains dividends will be taxed to U.S.

Holders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of the Company for the taxable year, without regard to the period for which the U.S. Holder has held its Shares. Any such capital gain will be long-term capital gain if the U.S. Holder’s holding period for the Shares at the time of the exchange exceeds one year. In light of our investment strategies, dividend income received by a U.S. Holder will generally be taxed at ordinary income rates of up to 37%. Dividend income from us will generally not be eligible for the preferential tax rate on “qualified dividend income” received by U.S. Holders taxed at individual rates from domestic C corporations and certain qualified foreign corporations, except to the extent such dividend income is attributable to dividends received by us from certain corporations. Additionally, dividends received by U.S. Holders who are corporations will not qualify for the dividends received deduction generally available to corporations. In addition, if a U.S. Holder’s exchange of Shares for cash payment in respect of the Note pursuant to the Offer is treated as a dividend to a tendering stockholder, the IRS may take the position that a constructive distribution under section 305(c) of the Code may result to a stockholder whose proportionate interest in the earnings and assets of the Company has been increased by such tender. Stockholders are urged to consult their own tax advisors regarding the possibility of deemed distributions resulting from the sale of Shares pursuant to the Offer.

Contemporaneous acquisitions or dispositions of Shares by a U.S. Holder or related parties or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining the tax treatment of the Offer to a U.S. Holder. In addition, we cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, cutback of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. Therefore, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder’s Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes pursuant to the rules discussed above.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Company and net gains from redemptions or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Stockholders should consult their tax advisors regarding the applicability of the Medicare tax to their sale of Shares pursuant to the Offer.

Under U.S. Treasury Regulations directed at tax shelter activity, if a U.S. Holder recognizes a loss of $2 million or more in the case of an individual or other non-corporate U.S. Holder or $10 million or more in the case of a corporate U.S. Holder, such U.S. Holder must file a disclosure statement on IRS Form 8886 with the IRS. Direct holders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, stockholders of a RIC are not excepted. The fact that a loss is reportable under these Treasury Regulations does not affect the legal determination of whether a taxpayer’s treatment of the loss is proper. Stockholders should consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in Shares.

The Company may be required to withhold a portion of the gross proceeds paid to a U.S. Holder or other payee pursuant to the Offer as backup withholding unless the U.S. Holder has completed and submitted to the Company an IRS Form W-9 providing the U.S. Holder’s employer identification number or social security number, as applicable, and certifying under penalties of perjury that: (a) such number is correct; (b) either (x) the U.S. Holder is exempt from backup withholding, (y) the U.S. Holder has not been notified by the IRS that the U.S. Holder is subject to backup withholding as a result of an underreporting of interest or dividends or (z) the IRS has notified the U.S. Holder that the U.S. Holder is no longer subject to backup withholding; or (c) an exception applies under applicable law. The applicable rate for backup withholding is currently 24%. Even though the Company may have received a completed IRS Form W-9 from a U.S. Holder, the Company may nevertheless be required to backup withhold if it receives a notice from the IRS to that effect.

Non-U.S. Holders. As discussed above, an exchange of Shares for cash payment in respect of the Note pursuant to the Offer by a Non-U.S. Holder will either be treated as a sale or exchange (if the tests described above with respect to U.S. Holders are satisfied) or, alternatively, a distribution for U.S. federal income tax purposes. Any payments to a Non-U.S. Holder that are treated as dividends for U.S. federal income tax purposes under the rules set forth above, will generally be subject to U.S. withholding tax at the rate of 30% (unless a reduced rate applies under an applicable tax treaty). A tendering Non-U.S. Holder who realizes a capital gain on a tender of Shares will generally not be subject to U.S. federal income tax on such gain, unless the stockholder is an individual who is physically present in the United States for 183 days or more and certain other conditions exist. Such persons are advised to consult their own tax advisor. Special rules may apply in the case of Non-U.S. Holders (a) that are engaged in a U.S. trade or business, (b) that are former citizens or residents of the U.S. or (c) that have a special status for U.S. federal tax purposes, such as “controlled foreign corporations,” corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations. Such persons are advised to consult their own tax advisor.

The Company generally will withhold an amount of U.S. federal income tax equal to 30% of the gross payments payable to a Non-U.S. Holder that are treated as a dividend, unless the Non-U.S. Holder timely delivers to the Company, a properly completed and executed IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, evidencing that such withholding is not required or a reduced rate of withholding (for instance, pursuant to an applicable income tax treaty) is applicable. If a Non-U.S. Holder holds its Shares through a broker or other intermediary, the withholding tax described above may be withheld by such intermediary. However, amounts withheld may be refundable if, for instance, it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, or that the exchange of Shares by such Non-U.S. Holder was treated as an exchange of such Shares for U.S. federal income tax purposes (and not as a distribution for U.S. federal income tax purposes), provided that certain conditions are met. If the amounts are deemed refundable, the Non-U.S. Holder will generally be required to file a U.S. tax return to claim the refund.

A foreign financial institution or non-financial foreign entity that tenders Shares which are accepted for purchase pursuant to the Offer will generally be subject to withholding tax imposed under sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and applicable U.S. Treasury Regulations promulgated thereunder at a rate of 30% of the gross proceeds payable to such foreign financial institution or non-financial foreign entity unless such foreign financial institution or non-financial foreign entity provides to the applicable withholding agent an applicable IRS Form W-8 demonstrating that

FATCA withholding is not required. If the applicable withholding agent withholds tax under FATCA, it will not also withhold the 30% U.S. federal income tax described previously. The U.S. Treasury Department has released proposed U.S. Treasury Regulations which, if finalized in their present form, would eliminate the application of withholding imposed under FATCA with respect to payments of gross proceeds. Pursuant to these proposed U.S. Treasury Regulations, the Company and any other applicable withholding agent may (but is not required to) rely on this proposed change to FATCA withholding until final regulations are issued or until such proposed U.S. Treasury Regulations are rescinded. Non-U.S. Holders are urged to consult their own tax advisors to determine the effect, if any, of FATCA on their participation in the Offer.

The preceding discussion is not tax advice. You are urged to consult your tax advisor to determine the particular tax consequences to you of the Offer, including the applicability and effect of U.S. federal, state, local, non-U.S. and other tax laws.

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Extension of the Offer; Termination; Amendment

Subject to applicable law and any rules and regulations promulgated by the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to stockholders and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any Shares not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for Shares, if any of the conditions specified in Section 6 are not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the stockholders and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rules 13e-4(f)(5) and 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the aggregate value of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by issuing a press release.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

•
we increase or decrease the price to be paid for Shares; and
•
the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 14, then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

In accordance with the rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer.

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Fees and Expenses

We will not pay any fees or commissions to brokers, dealers or other persons for soliciting tenders of Shares pursuant to the Offer. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of the Advisor, for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares, except as otherwise provided in Section 5.

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Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning the Company.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Shares in the Offer. You should rely only on the information in or incorporated by reference in this Offer to Purchase and the Notice of Intent or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of the Company since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the Notice of Intent. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by us, any member of our Board of Directors, the Advisor or any of our or their respective affiliates.

Star Mountain Lower Middle-Market Capital Corp.

August 31, 2026